Exhibit 5

                   LEGAL OPINION OF STEPHEN V.R. WHITMAN, ESQ.


                                 March 30, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                            Re: Hagler Bailly, Inc.
   Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan
                       Registration Statement on Form S-8


Gentlemen and Ladies:

                  I am Senior Vice President and General Counsel to Hagler Bailly, Inc., a Delaware corporation (the "Company"). This opinion letter has been prepared in connection with the Company's registration, pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), of 1,800,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Stock") issuable upon the award of shares of Common Stock conditioned upon the attainment of specified performance goals or other factors ("Restricted Stock") or upon the exercise of options granted or to be granted pursuant to the Company's Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan (the "Plan"). This letter is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with such registration.

                  I am familiar with the Company's corporate affairs and particularly with the Plan. Based upon the above, I am of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable.

                  I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. Nothing herein shall be construed to cause me to be considered an "expert" within the meaning of Section 11 of the Securities Act of 1933, as amended, or the rules thereunder.




Very truly yours,

/s/ Stephen V.R. Whitman
Senior Vice President and General Counsel